EXHIBIT 11
              STATEMENT RE  COMPUTATION OF PER SHARE EARNINGS
              _______________________________________________

                           POLAROID CORPORATION
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         FOURTH QUARTER, 1994





PRIMARY COMPUTATION

Net earnings per statement of earnings                      $ 57.3
                                                            ======

Weighted average number of common
shares outstanding                                            46.2

Weighted average number of common
stock equivalents                                               .4
                                                            ------

Weighted average number of common
shares, as adjusted                                           46.6
                                                            ======

Primary earnings per common share                           $ 1.23
                                                            ======

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             FOURTH QUARTER, 1994




FULLY DILUTED COMPUTATION
-------------------------

Net earnings per statement of earnings                          $ 57.3

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                    1.7
                                                                ------
Net earnings, as adjusted                                       $ 59.0
                                                                ======

Weighted average number of common
shares outstanding                                                46.2

Weighted average number of common
stock equivalents                                                   .4

Add:  effect of converting $140 million
      8% debentures into common stock                              4.3 (A)
                                                                ------
Weighted average number of common
shares, as adjusted                                               50.9
                                                                ======

Fully diluted earnings per common share                         $ 1.16
                                                                ======


(A) Assumes conversion of $140 million 8% convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         YEAR ENDED DECEMBER 31, 1994





PRIMARY COMPUTATION
-------------------
Net earnings per statement of earnings                        $ 117.2
                                                              =======

Weighted average number of common
shares outstanding                                               46.6

Weighted average number of common
stock equivalents                                                  .4
                                                              -------
Weighted average number of common
shares, as adjusted                                              47.0
                                                              =======

Primary earnings per common share                             $  2.49
                                                              =======

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                        YEAR ENDED DECEMBER 31, 1994




FULLY DILUTED COMPUTATION
-------------------------
Net earnings per statement of earnings                         $  117.2

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                     6.8
                                                               --------
Net earnings, as adjusted                                      $  124.0
                                                               ========

Weighted average number of common
shares outstanding                                                 46.6

Weighted average number of common
stock equivalents                                                    .4

Add:  effect of converting $140 million
      8% debentures into common stock                               4.3  (A)
                                                               --------
Weighted average number of common shares, as
adjusted                                                           51.3
                                                               ========

Fully  diluted  earnings  per  common  share                   $   2.42



(A) Assumes conversion of $140 million 8% convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           FOURTH QUARTER, 1993





PRIMARY COMPUTATION
-------------------
Net earnings per statement of earnings                        $  39.2
                                                              =======

Weighted average number of common
shares outstanding                                              46.8

Weighted average number of common
stock equivalents                                                 .5

Weighted average number of common
shares, as adjusted                                             47.3
                                                              ======

Primary earnings per common share                             $  .83
                                                              ======

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           FOURTH QUARTER, 1993




FULLY DILUTED COMPUTATION
-------------------------
Net earnings per statement of earnings                         $ 39.2

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                   1.7
                                                               ------
Net earnings, as adjusted                                      $ 40.9
                                                               ======

Weighted average number of common
shares outstanding used for primary computation                  46.8

Weighted average number of common
stock equivalents                                                  .5

Add:  effect of converting $140 million
      8% debentures into common stock                             4.3 (A)
                                                               ------
Weighted average number of common shares
outstanding, as adjusted                                         51.6
                                                               ======

Fully diluted earnings per common share                        $  .79
                                                               ======


(A) Assumes conversion of $140 million 8% convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

                            POLAROID CORPORATION
             COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1993





PRIMARY COMPUTATION
-------------------

Earnings before cumulative effect of changes in
accounting principle                                        $   67.9


Cumulative effect to January 1, 1993 of changes in accounting principle for:

     FAS 106 "Employers Accounting for Post-
     retirement Benefits Other Than Pensions", net
     of taxes of $85.0 million                               (132.9)

     FAS 109 "Accounting for Income Taxes"                     33.6

     FAS 112 "Employers Accounting for Postemployment
     Benefits", net of taxes of $12.7 million                 (19.9)
                                                            --------

Net loss per statement of earnings                          $ (51.3)
                                                            ========

Weighted average number of common shares outstanding            46.7
                                                            ========

Primary loss per common share                               $ (1.10)
                                                            ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1993



FULLY DILUTED COMPUTATION
-------------------------

Earnings before cumulative effect of changes
in accounting principle                                     $   67.9

Cumulative effect to January 1, 1993 of changes in accounting principle for:

     FAS 106 "Employers Accounting for Post-
     retirement Benefits Other Than Pensions", net
     of taxes of $85.0 million                                (132.9)

     FAS 109 "Accounting for Income Taxes"                      33.6

     FAS 112 "Employers Accounting for Postemployment
     Benefits", net of taxes of $12.7 million                  (19.9)
                                                            ---------
Net loss per statement of earnings                             (51.3)

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                  6.8
                                                            ---------
Net loss, as adjusted                                       $  (44.5)
                                                            =========

Weighted average number of common
shares outstanding used for primary computation                 46.7

Weighted average number of common
stock equivalents                                                 .5

Add:  effect of converting $140 million
      8% debentures into common stock                            4.3 (A)
                                                            --------
Weighted average number of common shares
outstanding, as adjusted                                        51.5
                                                            ========

Fully diluted loss per common share                         $  (.86) (B)
                                                            ========


(A) Assumes conversion of $140 million 8% convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

(B) This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

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